Allegion (NYSE: ALLE) Reports Q1-2026 Financial Results
High-Single Digit Revenue Growth for the Enterprise;
Affirming FY-2026 Organic Revenue Outlook

Quarterly Financial Highlights
(All comparisons are year-over-year, unless otherwise noted)
▪Net earnings per share (EPS) of $1.59, down 7.0% compared with $1.71; Adjusted EPS of $1.80, down 3.2% compared with $1.86
▪Revenues of $1,033.6 million, up 9.7% on a reported basis and up 2.6% on an organic basis
▪Operating margin of 18.9%, compared with 20.9%; Adjusted operating margin of 21.2%, compared with 22.7%

DUBLIN (April 28, 2026) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its first quarter (ended March 31, 2026).

“Allegion delivered strong Q1 revenue growth led by our Americas non-residential and electronics businesses,” Allegion President and CEO John H. Stone said. “Our team remains agile, proactively managing inputs to offset external pressures in a volatile macro environment. I’m especially proud of our people and our culture, recognized with our third Gallup Exceptional Workplace Award in March of this year.”

Q1 2026 Company Results
(All comparisons are year-over-year, unless otherwise noted)
Allegion reported first-quarter 2026 net revenues of $1,033.6 million and net earnings of $138.1 million, or $1.59 per share. Adjusted net earnings were $155.9 million, or $1.80 per share, down 3.2%. (Details of the adjustments are included in the footnotes of the tables in this press release.)

First-quarter 2026 net revenues increased 9.7%. On an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 2.6%, led by the Americas region. The organic revenue increase was driven by price realization partially offset by volume declines. Reported revenue reflects a 4.8% net positive impact from acquisitions and divestitures, as well as a 2.3% tailwind from foreign currency.

First-quarter 2026 operating income was $195.3 million, a decrease of $1.1 million or 0.6%. Adjusted operating income in first-quarter 2026 was $218.9 million, an increase of $5.5 million or 2.6%.

First-quarter 2026 operating margin was 18.9%, compared with 20.9%. The adjusted operating margin in first-quarter 2026 was 21.2%, compared with 22.7%. The adjusted operating margin decline is attributable to headwinds from volume declines and price and productivity net of inflation and investment (PPII), inclusive of transactional foreign currency, which was positive on a dollar basis but a headwind to margin rate.

Q1 2026 Segment Results
(All comparisons are year-over-year, unless otherwise noted)
The Americas segment revenues were up 6.9% (up 4.5% on an organic basis). The non-residential business was up mid-single digits organically, driven by price realization. The residential business was flat organically, with price realization offsetting volume declines. The reported revenue reflects a 2.1%

positive impact from acquisitions and a slight tailwind from foreign currency. Adjusted operating margin in the region decreased 110 basis points to 28.1% due to volume declines in the residential business and unfavorable mix. PPII, inclusive transactional foreign currency headwinds, was positive on a dollar basis but a headwind to margin rate. Acquisitions were also a 40-basis point headwind to margin rate.

The International segment revenues were up 21.5% (down 5.3% on an organic basis). The organic revenue decrease was primarily driven by volume declines related to disruptions from an ERP implementation in one of the company's legacy mechanical businesses, partially offset by price realization. Reported revenue reflects a 15.9% net positive impact from acquisitions and divestitures and a 10.9% tailwind from foreign currency. Adjusted operating margin in the region decreased 220 basis points to 8.0%, driven by volume declines and a PPII headwind, offset by favorable impacts from acquisitions. The margin rate decline was primarily driven by the ERP implementation previously mentioned. Production rates in the affected legacy mechanical business are improving, and we expect to recover the ERP production related shortfall over the remainder of 2026, as supported by existing orders and backlog.

Additional Items
(All comparisons are year-over-year, unless otherwise noted)
Interest expense for first-quarter 2026 was $24.2 million, a decrease of $0.5 million.

Other income, net for first-quarter 2026 was $0.4 million, compared to other income, net of $3.5 million.

The company’s effective tax rate for first-quarter 2026 was 19.5%, compared with 15.4%. The company’s adjusted effective tax rate for first-quarter 2026 was 20.1%, compared with 16.1%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2026 was $80.3 million, a decrease of $3.1 million versus the prior-year period. The company ended first-quarter 2026 with cash and cash equivalents of $308.9 million, as well as total debt of $2,030.7 million.

Share Repurchase and Dividends
In the first quarter of 2026, the company repurchased approximately 0.3 million shares for approximately $40 million and paid quarterly dividends of $0.55 per ordinary share or approximately $47 million. On April 15, 2026, the company’s board of directors authorized the repurchase of $500.0 million of ordinary shares.

2026 Full-Year Outlook
(All comparisons are year-over-year, unless otherwise noted)
The company is raising its full-year 2026 reported revenue growth outlook to a range of 6% to 8%, inclusive of the recent DCI acquisition, and is affirming its organic growth outlook of 2% to 4%, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company is affirming the outlook for full-year 2026 adjusted EPS to be in the range of $8.70 to $8.90. The company is updating the outlook for full-year 2026 reported EPS and expects it to be in the range of $7.95 to $8.15. Adjustments to 2026 EPS include estimated impacts of approximately $0.60 per share for acquisition-related amortization, as well as $0.15 per share for restructuring and M&A.

The outlook continues to assume a full-year adjusted effective tax rate of approximately 18% to 19%.

The outlook continues to assume an average diluted share count for the full year of approximately 86.6 million shares.

The company still expects full-year available cash flow to be 85% to 95% of adjusted net income.

Conference Call Information
On Tuesday, April 28, 2026, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through https://investor.allegion.com.

###

About Allegion
At Allegion (NYSE: ALLE), we design and manufacture innovative security and access solutions that help keep people safe where they live, learn, work and connect. We’re pioneering safety with our strong legacy of leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Our comprehensive portfolio of hardware, software and electronic solutions is sold around the world and spans residential and commercial locks, door closer and exit devices, steel doors and frames, access control and workforce productivity systems. Allegion had $4.1 billion in revenue in 2025. For more, visit www.allegion.com.

Non-GAAP Measures
This news release and accompanying earnings release materials include adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per ordinary share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Quarterly Financial Highlights, Full-Year Financial Highlights and 2026 Full-Year Outlook Highlights contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the heading “2026 Full-Year Outlook” and statements regarding the company's 2026 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “projected,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “scheduled,” “targets,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission (SEC) from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts:
Jobi Coyle – Director, Investor Relations
317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended March 31,
	2026	2025

Net revenues	$1,033.6	$941.9
Cost of goods sold	579.1	519.4
Gross profit	454.5	422.5

Selling and administrative expenses	259.2	226.1
Operating income	195.3	196.4

Interest expense	24.2	24.7
Other income, net	(0.4)	(3.5)
Earnings before income taxes	171.5	175.2

Provision for income taxes	33.4	27.0
Net earnings	$138.1	$148.2

Basic earnings per ordinary share	$1.60	$1.72

Diluted earnings per ordinary share	$1.59	$1.71

Shares outstanding - basic	86.1	86.3
Shares outstanding - diluted	86.6	86.7

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$308.9	$356.2
Accounts and notes receivables, net	512.3	437.7
Inventories	537.2	519.0
Other current assets	64.6	78.9
Total current assets	1,423.0	1,391.8
Property, plant and equipment, net	450.1	444.6
Goodwill	1,930.6	1,912.4
Intangible assets, net	836.5	826.0
Other noncurrent assets	671.9	648.9
Total assets	$5,312.1	$5,223.7

LIABILITIES AND EQUITY
Accounts payable	$271.7	$244.8
Accrued expenses and other current liabilities	473.8	510.4
Short-term borrowings and current maturities of long-term debt	0.3	0.2
Total current liabilities	745.8	755.4
Long-term debt	2,030.4	1,979.9
Other noncurrent liabilities	434.7	420.8
Equity	2,101.2	2,067.6
Total liabilities and equity	$5,312.1	$5,223.7

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Three months ended March 31,
	2026	2025
Operating Activities
Net earnings	$138.1	$148.2
Depreciation and amortization	35.6	30.0
Changes in assets and liabilities and other non-cash items	(72.4)	(73.7)
Net cash provided by operating activities	101.3	104.5

Investing Activities
Capital expenditures	(21.0)	(21.1)
Acquisition of businesses, net of cash acquired	(75.7)	(10.5)
Other investing activities, net	(0.2)	3.6
Net cash used in investing activities	(96.9)	(28.0)

Financing Activities
Net debt proceeds (repayments)	50.0	(3.1)
Dividends paid to ordinary shareholders	(47.4)	(43.6)
Repurchase of ordinary shares	(40.6)	(40.0)
Other financing activities, net	(10.7)	(4.6)
Net cash used in financing activities	(48.7)	(91.3)

Effect of exchange rate changes on cash and cash equivalents	(3.0)	5.5
Net decrease in cash and cash equivalents	(47.3)	(9.3)
Cash and cash equivalents - beginning of period	356.2	503.8
Cash and cash equivalents - end of period	$308.9	$494.5

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended March 31,
	2026	2025
Net revenues
Allegion Americas	$809.9	$757.8
Allegion International	223.7	184.1
Total net revenues	$1,033.6	$941.9

Operating income (loss)
Allegion Americas	$215.1	$211.4
Allegion International	8.3	11.7
Corporate unallocated	(28.1)	(26.7)
Total operating income	$195.3	$196.4

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, earnings before income taxes, effective income tax rate, net earnings and diluted earnings per ordinary share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, earnings before income taxes, effective tax rate, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended March 31, 2026				Three months ended March 31, 2025
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,033.6	$—		$1,033.6	$941.9	$—		$941.9

Operating income	195.3	23.6	(1)	218.9	196.4	17.0	(1)	213.4
Operating margin	18.9%			21.2%	20.9%			22.7%

Earnings before income taxes	171.5	23.7	(2)	195.2	175.2	17.0	(2)	192.2
Provision for income taxes	33.4	5.9	(3)	39.3	27.0	4.0	(3)	31.0
Effective income tax rate	19.5%			20.1%	15.4%			16.1%
Net earnings	$138.1	$17.8		$155.9	$148.2	$13.0		$161.2

Diluted earnings per ordinary share:	$1.59	$0.21		$1.80	$1.71	$0.15		$1.86

(1)Adjustments to operating income for the three months ended March 31, 2026, consist of $6.6 million of restructuring charges and acquisition and integration expenses and $17.0 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended March 31, 2025, consist of $2.1 million of restructuring charges and acquisition and integration expenses, and $14.9 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended March 31, 2026, consist of the adjustments to operating income discussed above, as well as a $0.1 million adjustment to a previously recorded loss on divestiture. Adjustments to earnings before income taxes for the three months ended March 31, 2025, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended March 31, 2026 and 2025, consist of $5.9 million and $4.0 million, respectively of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended March 31, 2026		Three months ended March 31, 2025
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$809.9		$757.8

Operating income (GAAP)	$215.1	26.6%	$211.4	27.9%
Restructuring charges	3.8	0.5%	0.1	—%
Acquisition and integration costs	0.4	—%	0.7	0.1%
Amortization of acquired intangible assets	8.1	1.0%	8.7	1.2%
Adjusted operating income	227.4	28.1%	220.9	29.2%
Depreciation and amortization of nonacquired intangible assets	12.2	1.5%	10.2	1.3%
Adjusted EBITDA	$239.6	29.6%	$231.1	30.5%

Allegion International
Net revenues (GAAP)	$223.7		$184.1

Operating income (GAAP)	$8.3	3.7%	$11.7	6.3%
Restructuring charges	0.6	0.3%	0.6	0.3%
Acquisition and integration costs	0.1	—%	0.3	0.2%
Amortization of acquired intangible assets	8.9	4.0%	6.2	3.4%
Adjusted operating income	17.9	8.0%	18.8	10.2%

Depreciation and amortization of nonacquired intangible assets	5.5	2.5%	4.2	2.3%
Adjusted EBITDA	$23.4	10.5%	$23.0	12.5%

Corporate
Operating loss (GAAP)	$(28.1)		$(26.7)
Acquisition and integration costs	1.7		0.4
Adjusted operating loss	(26.4)		(26.3)
Depreciation and amortization of nonacquired intangible assets	0.2		0.2
Adjusted EBITDA	$(26.2)		$(26.1)

Total
Net revenues	$1,033.6		$941.9

Adjusted operating income	$218.9	21.2%	$213.4	22.7%
Depreciation and amortization of nonacquired intangible assets	17.9	1.7%	14.6	1.5%
Adjusted EBITDA	$236.8	22.9%	$228.0	24.2%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	$101.3	$104.5
Capital expenditures	(21.0)	(21.1)
Available cash flow	$80.3	$83.4

	Three months ended March 31,
	2026	2025
Net earnings (GAAP)	$138.1	$148.2
Provision for income taxes	33.4	27.0
Interest expense	24.2	24.7
Amortization of acquired intangible assets	17.0	14.9
Depreciation and amortization of nonacquired intangible assets	17.9	14.6
EBITDA	230.6	229.4

Other income, net	(0.4)	(3.5)
Acquisition and integration costs and restructuring charges	6.6	2.1
Adjusted EBITDA	$236.8	$228.0

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended March 31,
	2026	2025
Allegion Americas
Revenue growth (GAAP)	6.9%	6.8%
Acquisitions	(2.1)%	(2.3)%
Currency translation effects	(0.3)%	0.4%
Organic growth (non-GAAP)	4.5%	4.9%

Allegion International
Revenue growth (GAAP)	21.5%	(0.3)%
Acquisitions / divestitures	(15.9)%	(1.8)%
Currency translation effects	(10.9)%	3.0%
Organic growth (non-GAAP)	(5.3)%	0.9%

Total
Revenue growth (GAAP)	9.7%	5.4%
Acquisitions / divestitures	(4.8)%	(2.2)%
Currency translation effects	(2.3)%	0.8%
Organic growth (non-GAAP)	2.6%	4.0%